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                                                             Exhibit 10.8.5

                                 GUARANTY


          This GUARANTY dated as of June 28, 1996 by NRG Generating (U.S.) Inc., a Delaware corporation ("Guarantor"), to Credit Suisse, as Agent for the benefit of the Lenders ("Agent") under the Credit Agreement referred to below.

          WHEREAS, pursuant to the Credit Agreement dated as of May 17, 1996 by and among (i) NRG Generating (Newark) Cogeneration Inc., a Delaware corporation ("NRG Newark"), and NRG Generating (Parlin) Cogeneration Inc., a Delaware corporation ("NRG Parlin"), (ii) Credit Suisse and each Purchasing Lender (each, a "Lender" and, collectively, the "Lenders"), and
(iii) Agent (as amended, supplemented or otherwise modified from to time, the "Credit Agreement"), the Lenders have agreed, among other things, to make available to Borrower certain Loans and Commitments on the terms and subject to the conditions set forth in the Credit Agreement;

          WHEREAS, each of NRG Newark and NRG Parlin is a wholly owned subsidiary of Guarantor; and

          WHEREAS, Guarantor will benefit from the Loans and the Commitments made or to be made available to NRG Newark and NRG Parlin by the Lenders pursuant to the Credit Agreement; and

          WHEREAS, the Credit Agreement requires as a condition precedent to the making available of the Additional Loan and the Debt Service Line of Credit Facility Commitment that Guarantor shall have executed and delivered this Guaranty to Agent;

          NOW, THEREFORE, in consideration of the premises and to induce the Lenders to make available and maintain the Additional Loan and the Debt Service Line of Credit Facility Commitment under the Credit Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Guarantor hereby agrees with Agent as follows:

          1. Definitions. Unless otherwise defined herein, any capitalized terms used herein shall have the meaning assigned to such term in the Credit Agreement. As used herein, the following terms shall have the following meanings and such meanings shall be applicable to the singular and plural form thereof giving effect to the numerical difference:

          "Bankruptcy Event" means (a) either Borrower is generally not paying or admits in writing its inability to pay its debts as such debts become due, or files any petition or action for relief under any bankruptcy, reorganization,



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insolvency, or moratorium Law or any other Law for the relief of, or relating to, debtors, now or hereafter in effect, or makes any assignment for the benefit of creditors, liquidates or dissolves, or takes any action in furtherance of any of the foregoing; or (b) an involuntary petition is filed against either Borrower under any bankruptcy, reorganization, insolvency, or moratorium Law now or hereafter in effect, or a custodian, receiver, trustee, assignee for the benefit of creditors (or other similar official) is appointed to take possession, custody or control of any property of such Borrower, and (i) such petition or appointment is not dismissed, set aside or withdrawn or otherwise ceases to be in effect within 60 days from the date of said filing or appointment, or (ii) an order for relief is entered against such Borrower with respect thereto, or
(iii) such Borrower shall take any action indicating its consent to, approval of, or acquiescence in, any such petition or appointment.

          "Payment Amount" has the meaning set forth in Section 2.2 hereof.

          "Payment Default" means an Event of Default pursuant to Section 6.1(a) of the Credit Agreement.

          2.   Guaranty.

          2.1 Guaranty Unconditional. Guarantor hereby unconditionally and irrevocably guaranties, as a primary obligor and not merely as a surety, to the Lenders and their successors, indorsees, transferees and assigns, the prompt and complete payment when due, whether at the stated maturity or on acceleration or otherwise, of the Obligations; provided, however, that the maximum aggregate liability of Guarantor hereunder with respect to the Obligations shall in no event exceed $25,000,000 which maximum amount shall be reduced from time to time in proportion to reductions, as a result of repayments and prepayments in accordance with the terms of the Credit Agreement, of the outstanding principal amount of the Funding Loans.

          2.2 Payments by Guarantor. Subject to the limitation set forth in Section 2.1 hereof, Guarantor shall, immediately upon notice by Agent to Guarantor of the occurrence of a Payment Default, pay to Agent such portion of the Obligations ("Payment Amount") as is equal to the sum of (i) any principal of, or interest on, any of the Loans, or any other amounts, in each case due and payable at such time to the Lenders or Agent under the Credit Agreement or any other Loan Instruments, plus (ii) the amount required to fund the Debt Service Reserve Account up to the amounts specified in Section 5.1(c)(vi) of the Credit Agreement, without taking into account the Debt Service Line of Credit Facility Commitment. Each and



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every Payment Default by Borrower shall give rise to a separate liability of Guarantor hereunder to pay the Payment Amount to Agent, subject, however, to the limitation set forth in Section 2.1 hereof of the maximum aggregate amount payable hereunder. For the avoidance of doubt, if an Event of Default has occurred and Agent exercises the remedies specified in
Section 6.1(i)(B) of the Credit Agreement, the Guarantor shall, immediately upon notice by Agent to Guarantor, pay to Agent any principal of, or interest on, any of the Loans, or any other amounts, in each case due and payable at such time to the Lenders or Agent under the Credit Agreement or any other Loan Instruments, subject, however, to the limitation set forth in Section 2.1 hereof of the maximum aggregate amount payable hereunder.

          (b) Notwithstanding the provisions of Section 2.2(a) hereof, if an Event of Default has occurred and is continuing, and Agent notifies Guarantor of such Event of Default and, upon the request or with the consent of the Majority Lenders, requests Guarantor to pay to Agent all of Borrower's Obligations outstanding at such time, then Guarantor shall, subject to the proviso in Section 2.1 hereof, immediately pay to Agent all such amounts.

          (c) If a Bankruptcy Event has occurred and Agent notifies Guarantor of such Bankruptcy Event, Guarantor shall, subject to the proviso in Section 2.1 hereof, immediately pay to Agent all of Borrower's
Obligations outstanding at such time.

          2.3 No Effect on Guaranty. The obligations of Guarantor under this Guaranty shall not be altered, limited, impaired or otherwise affected by:

          (a) any rescission of any demand for payment of any of the Obligations or any failure by Agent or any of the other Lenders to make any such demand on either Borrower or on any other guarantor or to collect any payments from either Borrower or from any other guarantor or any release of either Borrower or any other guarantor;

          (b) any renewal, extension, modification, amendment, acceleration, compromise, waiver, indulgence, rescission, discharge, surrender or release, in whole or in part, of the Credit Agreement or any other Loan Instrument or the Obligations, or the liability of any party to any of the foregoing or for any part thereof or any collateral security therefor or guaranty thereof;

          (c) the validity, regularity or enforceability of any of the Obligations or of the Credit Agreement or any other Loan Instrument;



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          (d)  any failure by Agent or any of the other Lenders to protect, secure, perfect, record, insure or enforce any Security Document or Collateral subject thereto at any time constituting security for the Obligations;

          (e) any act or omission of Agent or any of the other Lenders relating in any way to the Obligations or to either Borrower, including, without limitation, any failure to bring an action against any party liable on the Obligations, or any party liable on any guaranty of the Obligations, or any party which has furnished security for the Obligations, or to apply any funds of any such party held by Agent or any of the other Lenders, or to resort to any Collateral or collateral of any other guarantor;

          (f) any defense, set-off or counterclaim which may at any time be available to or be asserted by or on behalf of either Borrower or Guarantor against Agent or any of the other Lenders or any circumstance which constitutes, or might be construed to constitute, an equitable or legal discharge of either Borrower or of any other guarantor for any of the Obligations, in bankruptcy or in any other instance;

          (g) any proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of either Borrower or any other guarantor or any defense which either Borrower or any other guarantor may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding; or

          (h) any change, whether direct or indirect, in the Guarantor's relationship to either Borrower, including, without limitation, any such change by reason of any merger or any sale, transfer, issuance, or other disposition of any stock of either Borrower, Guarantor or any other entity.

          2.4 Continuing Guaranty. This Guaranty shall be construed as a continuing, absolute and unconditional guaranty of payment when due, and not of collection only, and the obligations of Guarantor hereunder shall not be conditioned or contingent upon the pursuit by Agent or any of the other Lenders at any time of any right or remedy against either Borrower or against any other Person which may be or become liable in respect of all or any part of the Obligations or against any Collateral or guaranty therefor. This Guaranty shall remain in full force and effect until all of the Obligations shall have been satisfied by payment in full.

          2.5 Reinstatement of Guaranty. This Guaranty shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of the Obligations



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is avoided, rescinded or must otherwise be restored or returned by Agent or any of the other Lenders to either Borrower or its representative or to any other guarantor for any reason including as a result of any insolvency, bankruptcy or reorganization proceeding with respect to either Borrower or Guarantor, all as though such payment had not been made.

          2.6 Financial Condition of Borrower. Loans under the Credit Agreement may be granted to Borrower or continued from time to time without notice to or authorization from Guarantor regardless of the financial or other condition of Borrower at the time of any such grant or continuation. Neither Agent nor any of the other Lenders shall have any obligation to disclose or discuss with Guarantor its assessment of the financial or other condition of Borrower.

          3. Right of Set-Off. Upon the occurrence and during the continuation of an Event of Default, Agent and the other Lenders are hereby authorized to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of Guarantor against any and all of the obligations of the Guarantor now or hereafter existing under this Guaranty, irrespective of whether or not such Lender shall have made any demand under this Guaranty and although such deposits, indebtedness, or obligations may be unmatured or contingent. Such Lender agrees to notify Guarantor promptly of any such set-off and the application thereof, provided that the failure to give such notice shall not affect the validity of such set-off and application.

          4. Taxes. Subject to the proviso contained in Section 2.5(a)(i) of the Credit Agreement, any and all payments or reimbursements made hereunder shall be made net, free and clear of and without deduction for any and all Taxes, and all liabilities with respect thereto. Subject to the proviso contained in Section 2.5(a)(i) of the Credit Agreement, if Guarantor shall be required by law to deduct any such Taxes from or in respect of any sum payable hereunder to Agent or any other Lender, then the sum payable hereunder shall be increased as may be necessary so that, after making all required deductions, the Lender receives an amount equal to the sum it would have received had no such deductions been made. Subject to the proviso contained in Section 2.5(a)(i) of the Credit Agreement, Guarantor hereby indemnifies and agrees to hold Agent and each other Lender harmless from and against all Taxes attributable to the transactions made under this Guaranty.

          5. Subrogation. Guarantor hereby agrees that, notwithstanding anything to the contrary in this Guaranty or any other Loan Instrument, until all Obligations are paid in



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full Guarantor shall not be entitled to be subrogated to any of the rights of the Lenders against either Borrower or any collateral security or guaranty held by the Lenders for the satisfaction of any of the Obligations, nor shall Guarantor seek any reimbursement, indemnity, exoneration or contribution from either Borrower in respect of payments made by Guarantor hereunder. Notwithstanding the foregoing, if any amount shall be paid to Guarantor on account of such subrogation, reimbursement, indemnity, exoneration or contribution rights, such amount shall be held by Guarantor in trust for the Lenders, segregated from other funds of Guarantor, and shall be turned over to Agent for the benefit of the Lenders, in the exact form received by Guarantor (duly endorsed by Guarantor to Agent for the benefit of the Lenders, if required), to be applied against such amounts in such order as Agent may elect. This
Section 5 shall inure to the benefit of the Agent and the other Lenders and their respective successors and assigns.

          6. Representations and Warranties. The Guarantor represents and warrants to Agent and the other Lenders that:

          (a) Guarantor (i) is a corporation duly organized and validly existing under the Laws of its jurisdiction of incorporation and (ii) has all requisite corporate power and authority to execute, deliver and perform this Guaranty and each other Loan Instrument to which it is a party.

          (b) Guarantor is duly qualified and in good standing in each jurisdiction where the failure to maintain such qualification or good standing could reasonably be expected to result in a Material Adverse Effect.

          (c) The execution, delivery and performance by Guarantor of this Guaranty and each other Loan Instrument to which it is a party has been duly authorized by all necessary corporate action and shareholder action.

          (d) The execution, delivery and performance by Guarantor of this Guaranty and each other Loan Instrument to which it is a party does not and will not: (1) violate any provision of Law applicable to Guarantor, where such violation could reasonably be expected to result in a Material Adverse Effect; (2) violate the certificate of incorporation or by-laws of Guarantor, (3) violate, conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any contract, agreement, indenture or instrument to which Guarantor is a party or by which its respective properties are bound, where such violation, conflict, breach or default could reasonably be expected to result in a Material Adverse Effect; (4) result in or require the creation or imposition of any Lien upon any of the properties or assets of Guarantor (other than Permitted Liens); or (5) require any



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approval or consent of any Person under any contractual obligation of
Guarantor.

          (e) The execution, delivery and performance by Guarantor of this Guaranty and each other Loan Instrument to which it is a party does not and will not require any filing or registration with, consent or approval or authorization of, or notice to, or other action to, with or by, any Governmental Authority, regulatory body or any other Person, except where the failure to so file or register could not reasonably be expected to result in a Material Adverse Effect.

          (f) This Guaranty and each other Loan Instrument to which Guarantor is a party are the legal, valid and binding obligation of Guarantor enforceable against Guarantor, in accordance with their terms except to the extent enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting the enforcement of creditor rights and subject to general equitable principles.

          (g)Guarantor is in compliance with all Laws, other than those Laws the non compliance with which could not reasonably be expected to result in a Material Adverse Effect.

          (h) Except as disclosed on Schedule A hereto, there are no actions, suits, proceedings, claims or disputes pending or, to the best of the Guarantor's knowledge, threatened against or affecting Guarantor or any of its respective properties or assets before any arbitrator or other Governmental Authority. There is no injunction, writ, preliminary restraining order or any order of any nature issued by an arbitrator or other Governmental Authority directing that any material aspect of the transactions provided for in any of the Loan Instruments or Acquisition Documents not be consummated as herein or therein provided.

          (i) No event has occurred or would result from the incurring of obligations under this Guaranty or any other Loan Instrument to which Guarantor is a party or the consummation of the Acquisition which is, or upon the lapse of time or notice or both would become, an Event of Default. Guarantor is not in default under or with respect to any contractual obligation in any respect, the default of which could reasonably be expected to result in a Material Adverse Effect. Guarantor is not in default under any order, award or decree of any court, arbitrator or Governmental Authority binding upon or affecting it or by which any of its properties or assets is bound or affected, the default of which could reasonably be expected to result in a Material Adverse Effect. Guarantor has not received notice of, and is not aware of, the occurrence of any event of force majeure with respect to either Project.



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          (j)  Guarantor is (and after giving effect to the transactions contemplated by the Loan Instruments and the Acquisition Documents will be) Solvent.

          (k) No Contractual Obligation of Guarantor and no Requirement of Law has, or is reasonably expected to have, in light of all facts and circumstances of which Guarantor has actual knowledge, a Material Adverse Effect, it being understood that the mere existence of traditional project finance contractual provisions which provide lenders with security interests and restrictive covenants, including the ability to restrict cash distributions, would not constitute a burdensome restriction hereunder.

          (l) All tax returns which are required to be filed in respect of each Borrower and Guarantor, and all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than those the amount or validity of which is currently being contested in a Good Faith Contest and with respect to which reserves in conformity with GAAP have been provided on the books of such Borrower) have been filed and paid by Guarantor; and no tax Liens have been filed and, to the knowledge of Guarantor, no claims are being asserted with respect to any such taxes, fees or other charges which are material either as to amount or potentially adverse effect when considered with respect to the financial and business condition of such Borrower or Guarantor.

          (m) Guarantor is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation G, T, U, or X of the Board of Governors of the Federal Reserve System) and no proceeds of any Loan will be used in a manner which would violate, or result in a violation of, such Regulation G, T, U, or X.

          (n) No representation or warranty of Guarantor contained in any Loan Instrument or Acquisition Document, or any other document, certificate or written statement set forth on Schedule 4.24 of the Credit Agreement contains any untrue statement of a fact or omitted, omits or will omit to state a fact necessary in order to make the statements contained herein or therein, when taken as a whole, not misleading in any respect in light of the circumstances in which the same were made. There is no fact known to Guarantor which has not been disclosed in writing to Agent and which materially adversely affects, or which could reasonably be expected in the future to materially adversely affect, the properties, business, prospects or financial condition of either Borrower or Guarantor or either Project.



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          7.   Covenants.  The Guarantor hereby covenants and agrees that until payment in full in cash of all of the Obligations or so long as any of the Commitments shall remain available pursuant to the Credit Agreement, the Guarantor will observe and fulfill each and all of the following covenants unless the Majority Lenders shall otherwise consent in writing:

          (a) The Guarantor shall at all times (i) preserve and maintain in full force and effect (A) its existence as a corporation in good standing under the laws of the State of Delaware, (B) its qualification to do business in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business as conducted or proposed to be conducted makes such qualification necessary and where the failure to maintain such qualification could reasonably be expected to result in a Material Adverse Effect and (C) all of its powers, rights, privileges and franchises necessary for the ownership, maintenance and operation of each Project and the maintenance of its existence, except, in the case of clause (C) only, where the failure to do so could not reasonably be expected to result in a Material Adverse Effect and (ii) obtain and maintain in full force and effect all Governmental Approvals and other consents and approvals required to be obtained and maintained by the Guarantor at any time in connection with the maintenance, ownership or operation of each Borrower and where the failure to obtain and maintain in full force and effect such Governmental Approvals, consents and approvals could reasonably be expected to result in a Material Adverse Effect; provided, however, Guarantor may be merged or consolidated with or into another Person if: (i) either (x) Guarantor shall be the surviving Person or (y) the Person (if other than Guarantor) formed by such consolidation or into which Gurantor is merged shall be a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia and shall expressly assume, by an agreement supplemental hereto, executed and delivered to the Lenders and the Agent in form and substance satisfactory to the Majority Lenders and the Agent, all of the obligations of Guarantor under this Guaranty, (ii) immediately before and immediately after giving effect to such transaction, no Default shall have occurred and be continuing, (iii) immediately after, and giving effect to, such transaction and the assumption contemplated by clause (i)(y) above, and the incurrence or anticipated incurrence of any Indebtedness to be incurred in connection therewith, the surviving Person shall have a Net Worth (as defined in the Tax Indemnification Agreement) equal to or greater than the Net Worth of Guarantor immediately preceding such transaction and Guarantor shall have delivered to the Agent a certificate of an Authorized Officer of Guarantor stating that such consolidation or merger and such supplemental agreement comply with this Section 7(a) and that all conditions



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precedent herein provided relating to such transaction have been complied with.

          (b) Guarantor is not engaged in, nor will it engage in, any activity which would cause the Loans to be in violation of Regulation G, T, U, or X of the Board of Governors of the Federal Reserve System.

          (c) Promptly upon receipt thereof, Guarantor will deliver copies of all significant reports submitted to Guarantor by independent public accountants in connection with each annual, interim or special audit of the financial statements of Guarantor made by such accountants.

          (d) Guarantor will furnish to Agent with sufficient copies for each Lender (as designated by Agent) such information respecting the condition or operations, financial or otherwise, of Guarantor as any Lender through Agent may from time to time reasonably request.

          (e) Guarantor will furnish to Agent with sufficient copies for each Lender (as designated by Agent) promptly upon Guarantor's knowledge thereof, a written statement from an Authorized Officer of Guarantor describing the details of any substantial dispute which may exist between Guarantor and any governmental regulatory body or law enforcement authority that could reasonably be expected to result in a Material Adverse Effect.

          8. Costs and Expenses. Guarantor shall pay all reasonable costs and expenses of Agent and the other Lenders (including, without limitation, attorneys' fees and disbursements) incurred in connection with
(a) the enforcement of, or collection of any amounts due under, this Guaranty, (b) any waiver, extension, amendment or modification of any provision of this Guaranty, or (c) the administration of this Guaranty.

          9. Indemnity. Guarantor shall indemnify Agent and each of the other Lenders and their respective officers, directors, employees, representatives and agents from and against any and all damages, losses, liabilities, costs and expenses (including, without limitation, attorneys' fees and disbursements) arising out of or resulting from, or otherwise in connection with, this Guaranty.

          10. Renewals, Extensions, Modifications, etc. Guarantor hereby consents and agrees that, without the necessity of any reservation of rights against Guarantor, (a) any demand for payment of any of the Obligations made by Agent or any of the other Lenders may be rescinded and any of the Obligations continued; (b) the Obligations or the liability



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of any party upon or for any part thereof or any collateral security thereof or guaranty thereof, may from time to time, in whole or in part, be renewed, extended, modified, accelerated, compromised, waived, surrendered or released by Agent or any of the other Lenders; (c) the Credit Agreement, the Notes, and any other instrument or agreement evidencing, relating to, securing or guaranteeing any of the Obligations, may be amended, modified, supplemented or terminated, in whole or in part, as Agent or any of the other Lenders may deem advisable from time to time; and (d) any collateral security at any time held by Agent for the payment of any of the Obligations may be sold, exchanged, waived, surrendered or released, all without notice to or further assent by Guarantor, who will remain bound hereunder as specified herein notwithstanding any such renewal, extension, modification, acceleration, compromise, amendment, supplement, termination, sale, exchange, waiver, surrender or release. Guarantor acknowledges and agrees that neither Agent nor any of the other Lenders has any obligation to provide Guarantor with any information regarding Borrower or any other guarantor of the Obligations and that Guarantor has the ability to obtain without the assistance of Agent or any other Lender all such information.

          11. Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of Agent or any other Lender in the exercise of any power, right or privilege under this Guaranty or any other Loan Instruments to which Guarantor is a party and no course of dealing with respect thereto shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any power, right or privilege thereunder preclude any other or further exercise thereof or the exercise of any other power, right or privilege. All rights and remedies existing under this Guaranty and the other Loan Instruments to which Guarantor is a party are cumulative to, and not exclusive of, any rights and remedies provided by law or otherwise available.

          12. Waiver of Demand, Protest, Notice, etc. Guarantor waives presentment, demand and protest and notice of presentment, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all notes, commercial paper, accounts, contract rights, documents, instruments, chattel paper and guaranties at any time held by Agent or any of the other Lenders on which Guarantor may in any way be liable.

          13. Amendment; Assignment. No amendment, modification, termination, or waiver of any provision of this Guaranty or any other Loan Instrument to which Guarantor is a party, or consent to any departure by Guarantor therefrom shall in any event be effective unless the same shall be in writing



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and signed by Agent.  Guarantor hereby consents to any Lender's sale, assignment, transfer or other disposition (including participations and obtaining co-lenders) at any time and from time to time hereafter, of this Guaranty, the Loan Instruments or of any portion thereof, including, without limitation, Lender's rights, titles, interests, remedies, powers, duties and/or obligations hereunder or thereunder, in each case, to the extent permitted in Section 8.6 of the Credit Agreement.

          14. Severability. The invalidity, illegality or unenforceability in any jurisdiction of any provision in or obligation under this Guaranty, or any other Loan Instrument to which Guarantor is party, shall not affect or impair the validity, legality or enforceability of the remaining provisions or obligations under this Guaranty or any other Loan Instrument to which Guarantor is a party or of such provision or obligation in any other jurisdiction.

          15. Successors and Assigns. This Guaranty shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that Guarantor may not assign its rights or obligations hereunder or any portion hereof without the prior written consent of Agent.

          16. Applicable Law. This Guaranty shall be governed and controlled by, and shall be construed and enforced in accordance with, the Laws of the State of New York, without regard to the principles of conflict of laws.

          17. Consent to Jurisdiction and Service of Process. (a) Any legal action or proceeding against Guarantor with respect to this Guaranty or any other Loan Instrument may be brought in the courts of the State of New York in the County of New York or of the United States for the Southern District of New York and, by execution and delivery of this Guaranty, Guarantor hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Guarantor agrees that a judgment, after exhaustion of all available appeals, in any such action or proceeding shall be conclusive and binding upon the Guarantor, and may be enforced in any other jurisdiction by a suit upon such judgment, a certified copy of which shall be conclusive evidence of the judgment. Guarantor hereby irrevocably designates, appoints and empowers CT Corporation System as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and in respect of its property, service of any and all legal process, summons, notices and documents which may be served in any such action or proceeding. If for any reason such designee, appointee and agent shall cease to be available to act as such, Guarantor agrees to designate a new designee, appointee and agent in New York City on the terms and for the purposes of this provision satisfactory to Agent. Guarantor further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to Guarantor, at its address set forth in
Section 19 hereof, such service to become effective __ days after such mailing. Nothing herein shall affect the right of any Lender to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against Guarantor in any other jurisdiction.

          (b) Guarantor hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Guaranty or any other Loan Instrument brought in the courts referred to in clause (a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

          18. Waiver of Jury Trial. Guarantor and Agent hereby waive their respective rights to a jury trial of any claim or cause of action based upon or arising out of this Guaranty, any other documents, the Collateral or any dealings between them relating to the subject matter of this Guaranty and the other Loan Instruments and the lender/guarantor relationship that is being established. Guarantor and Agent also waive any bond or surety or security upon such bond which might, but for this waiver, be required of secured parties. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including, without limitation, contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. Guarantor and Agent each acknowledge that this waiver is a material inducement to enter into a business relationship, that each has already relied on the waiver in entering into this Guaranty and that each will continue to rely on the waiver in their related future dealings. Guarantor and Agent further warrant and represent that each has reviewed this waiver with its legal counsel, and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. This waiver is irrevocable, meaning that it may not be modified either orally or in writing, and the waiver shall apply to any subsequent amendments, renewals, supplements or modifications to this Guaranty, the other Loan Instruments, or to any other documents or agreements relating thereto. In the event of litigation, this Guaranty may be filed as a written consent to a trial by the court.

          19.  NOTICES.

          Except as otherwise expressly provided herein, (a) all notices and other communications provided for hereunder shall be provided in writing (including telegraphic, facsimile or cable communication) and shall be sent by telecopy, telegraph or cable with the original of such communication dispatched by (if inland) overnight or (if overseas) international courier and, if such courier service is not available, by registered airmail (or, if inland, registered first-class mail) with postage prepaid to Guarantor and Agent at their respective addresses specified below, or at such other address as shall be designated by such party in a written notice to the other party hereto and (b) all such notices and communications shall, when mailed, telegraphed, telecopied, or cabled or sent by overnight courier, be effective seven (7) days after being deposited in the mails in the manner as aforesaid, when delivered to the telegraph company or cable company (if inland), one (1) day or (if overseas) three (3) days after delivery to a courier in the manner as aforesaid, as the case may be, or when sent by telecopier:

          Addresses:


          If to Guarantor:

          NRG Generating (US) Inc.
          1221 Nicollet Mall
          Suite 700
          Minneapolis, MN  55403
          Attn :  Leonard A. Bluhm
          Tel  :  (612) 373-5305
          Fax  :  (612) 373-5312


          If to Agent:

          CREDIT SUISSE
          Tower 49
          12 East 49th Street
          New York, New York  10017

          Attn :  Project Finance
          Tel  :  (212) 238-5462
          Fax  :  (212) 238-5390


          20. Headings. All headings in this Guaranty are included herein for convenience of reference only and shall not constitute a part of this Guaranty for any other purpose or be given any substantive effect.

          21. Financial Statements; Reports. Guarantor agrees that it will provide to the Agent on a timely basis all financial statements, reports, letters and certificates of Guarantor which Borrower are required to deliver to Agent pursuant to Section 5.8 of the Credit Agreement, all such financial statements, reports, letters and certificates will be prepared in accordance with and conform to the provisions of such Section of the Credit Agreement.

          22. Loan Instruments. Guarantor will perform and observe all of its covenants and agreements contained in any of the Loan Instruments to which it is a party.

          23. Remedies. The remedies provided herein are cumulative and not exclusive of any remedies provided under any other Loan Instrument or by law. Agent and the Lenders shall have all of the rights and remedies granted under the other Loan Instruments, and available under law or in equity, and these same rights and remedies may be pursued separately, successively or concurrently.

          24. Counterparts. This Guaranty and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts and by the different parties in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which counterparts together shall constitute one and the same instrument. This Guaranty shall become effective upon the execution of a counterpart hereof by each of the parties hereto.

          IN WITNESS WHEREOF, this Guaranty has been duly executed as of the date and year first above written.


                                   NRG GENERATING (U.S.) INC.



                                   By:/s/    Leonard Bluhm
                                      Name:  Leonard A. Bluhm
                                      Title: President


Agreed and Accepted as of this
28th day of June, 1996


CREDIT SUISSE, as Agent


By: /s/    Louis Iaconetti
    Name:  Louis D. Iaconetti
    Title: Associate


By: /s/    Steven Dowe
    Name:  Steven Dowe
    Title: Associate